UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/30/2008

Wells Real Estate Investment Trust II, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51262

MD	20-0068852
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6200 The Corners Parkway
Norcross, GA 30092-3365
(Address of principal executive offices, including zip code)

770-449-7800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.    Changes in Registrant's Certifying Accountant

On April 30, 2008, Wells Real Estate Investment Trust II, Inc. (the "Registrant") informed Ernst & Young LLP of its decision to pursue other accounting firms to serve as its independent registered public accountants. The Registrant intends to conduct interviews of two prospective accounting firms and to appoint one of these firms as its independent registered public accountants by May 9, 2008. Upon appointing a successor firm, the Audit Committee of the Board of Directors of the Registrant intends to dismiss Ernst & Young LLP effective following the completion of Ernst & Young LLP's review of the financial statements of Wells Real Estate Investment Trust II, Inc. included in the Registrant's Form 10-Q for the three months ended March 31, 2008.

Ernst & Young LLP's reports on the Registrant's consolidated financial statements for each of the years ended December 31, 2007 and 2006 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2007 and 2006, and through May 5, 2008, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Ernst & Young LLP's satisfaction, would have caused it to make reference thereto in its reports on the financial statements of the Registrant for such years.

None of the reportable events described in Item 304(a)(1)(v) of Regulation S-K occurred during the years ended December 31, 2007 and 2006 and through May 5, 2008.

The Registrant has provided Ernst & Young LLP with a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission and requested Ernst & Young LLP to furnish a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of Ernst & Young LLP's letter is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

    16.1 Letter from Ernst & Young LLP dated May 5, 2008 regarding Change in Certifying Accountant

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wells Real Estate Investment Trust II, Inc.

Date: May 05, 2008	By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President

Exhibit Index

Exhibit No.	Description
EX-16.1	Letter from Ernst & Young LLP dated May 5, 2008 regarding Change in Certifying Accountant